EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
SECOND QUARTER ENDED JUNE 30, 2022

•Second quarter net income of $25.4 million;
•Linked quarter loan growth, net of Paycheck Protection Program (“PPP”) loans, of 4.6%;
•Linked quarter net interest margin (FTE) increased to 3.30%(1);
•Annualized return on second quarter average assets of 1.42%;
•Annualized return on second quarter average tangible common equity of 18.62%(1); and
•Nonperforming assets remain low at 0.16% of total assets.
Tyler, Texas (July 25, 2022) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter ended June 30, 2022. Southside reported net income of $25.4 million for the three months ended June 30, 2022, an increase of $4.1 million, or 19.2%, compared to $21.3 million for the same period in 2021. Earnings per diluted common share increased $0.14, or 21.5%, to $0.79 for the three months ended June 30, 2022, from $0.65 for the same period in 2021. The annualized return on average shareholders’ equity for the three months ended June 30, 2022 was 13.33%, compared to 9.73% for the same period in 2021.  The annualized return on average assets was 1.42% for the three months ended June 30, 2022, compared to 1.20% for the same period in 2021.
“Excellent second quarter financial results for 2022 were highlighted by net income of $25.4 million, earnings per diluted common share of $0.79, annualized linked quarter loan growth of 18%, net of PPP loans, an eight basis point increase in our net interest margin, continued strong asset quality metrics and an efficiency ratio of 47.74%,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “The economic conditions and growth prospects for the markets we serve, even against the headwinds of inflation, continue to reflect a solid and positive overall outlook. Increasing interest rates and rising building costs have taken some of the steam out of the highly robust single family housing market, however there continues to be a shortage of housing in several Texas markets. Loan growth during the first half of the year has been extremely strong. Some of the second quarter loan growth may have a short duration and we anticipate modestly higher loan pay-offs in the second half of this year when compared to the first half. As a result we anticipate loan growth in the second half of the year will slow from the levels we experienced during the first half of the year.”
Operating Results for the Three Months Ended June 30, 2022
Net income was $25.4 million for the three months ended June 30, 2022, compared to $21.3 million for the same period in 2021, an increase of $4.1 million, or 19.2%. Earnings per diluted common share were $0.79 and $0.65 for the three months ended June 30, 2022 and 2021, respectively. The increase in net income was primarily a result of an increase in interest income and a reversal of provision for credit losses, partially offset by net losses on sales of securities available for sale (“AFS”). For the three months ended June 30, 2022, we reversed $0.6 million of provision for credit losses compared to a provision for credit losses of $1.7 million for the same period in 2021. Annualized returns on average assets and average shareholders’ equity for the three months ended June 30, 2022 were 1.42% and 13.33%, respectively, compared to 1.20% and 9.73%, respectively, for the three months ended June 30, 2021.  Our efficiency ratio and tax equivalent efficiency ratio(1) were 50.61% and 47.74%, respectively, for the three months ended June 30, 2022, compared to 53.09% and 50.31%, respectively, for the three months ended June 30, 2021, and 50.71% and 48.15%, respectively, for the three months ended March 31, 2022.
Net interest income for the three months ended June 30, 2022 was $51.1 million, compared to $45.6 million for the same period in 2021, an increase of 11.9%. The increase in net interest income compared to the same period in 2021 was due to the increase in interest income, a result of the increase in the yield and the average balance of interest earning assets, and a decrease in interest expense on our interest bearing liabilities due to the change in the mix of our interest bearing liabilities, partially offset by a decrease in the interest income from PPP loans. Linked quarter, net interest income increased $2.2 million, or 4.4%, compared to $48.9 million during the three months ended March 31, 2022. The increase in net interest income was primarily due to an increase in the average balance and yield on our loans.
Our net interest margin and tax equivalent net interest margin(1) increased to 3.07% and 3.30%, respectively, for the three months ended June 30, 2022, compared to 2.86% and 3.06%, respectively, for the same period in 2021. Linked quarter, net interest margin increased four basis points from 3.03% and tax equivalent net interest margin(1) increased eight basis points from 3.22% for the three months ended March 31, 2022.

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Noninterest income was $9.1 million for the three months ended June 30, 2022, a decrease of $1.8 million, or 16.8%, compared to $10.9 million for the same period in 2021. The decrease was due to a net loss on sale of securities AFS of $2.2 million for the three months ended June 30, 2022, compared to a net gain of $15,000 for the same period in 2021 and a decrease in gain on sale of loans, partially offset by increases in other noninterest income and brokerage services income. On a linked quarter basis, noninterest income decreased $1.6 million, or 15.2%, compared to the three months ended March 31, 2022. The decrease was due to a decrease in other noninterest income and additional net losses on sale of securities AFS.
Noninterest expense increased $1.4 million, or 4.6%, to $32.1 million for the three months ended June 30, 2022, compared to $30.7 million for the same period in 2021. The increase was primarily the result of increases in other noninterest expense, salaries and employee benefits, software and data processing expense and advertising, travel and entertainment expense. On a linked quarter basis, noninterest expense increased $0.9 million, or 2.9%, compared to the three months ended March 31, 2022.
Income tax expense increased $0.4 million, or 14.2%, for the three months ended June 30, 2022, compared to the same period in 2021. On a linked quarter basis, income tax expense increased $0.2 million, or 4.8%. Our effective tax rate (“ETR”) decreased to 11.5% for the three months ended June 30, 2022, compared to 11.9% for the three months ended June 30, 2021, and increased from 11.2% for the three months ended March 31, 2022.
Operating Results for the Six Months Ended June 30, 2022
Net income was $50.4 million for the six months ended June 30, 2022, compared to $55.4 million for the same period in 2021, a decrease of $5.0 million, or 9.0%. Earnings per diluted common share were $1.56 for the six months ended June 30, 2022, compared to $1.69 for the same period in 2021, a decrease of 7.7%. The decrease in net income was largely driven by a decrease in the reversals of provision for credit losses and the net losses on the sale of securities AFS, partially offset by the increase in net interest income. For the six months ended June 30, 2022, we reversed $0.3 million of provision for credit losses compared to a reversal of provision for credit losses of $8.5 million for the same period in 2021. Annualized returns on average assets and average shareholders’ equity for the six months ended June 30, 2022 were 1.41% and 12.31%, respectively, compared to 1.59% and 12.75%, respectively, for the six months ended June 30, 2021.  Our efficiency ratio and tax equivalent efficiency ratio(1) were 50.66% and 47.94%, respectively, for the six months ended June 30, 2022, compared to 53.05% and 50.38%, respectively, for the six months ended June 30, 2021.
Net interest income was $100.0 million for the six months ended June 30, 2022, compared to $92.0 million for the same period in 2021, due to the increase in interest income, a result of the increase in the average balance of investment securities and loans, and the decrease in interest expense on our interest bearing liabilities due to the change in the mix of our interest bearing liabilities, partially offset by a decrease in the interest income from PPP loans.
Our net interest margin and tax equivalent net interest margin(1) were 3.05% and 3.26%, respectively, for the six months ended June 30, 2022, compared to 2.93% and 3.13%, respectively, for the same period in 2021. The increase in net interest margin was due to lower average rates on our interest bearing liabilities and higher average balances on our interest earning assets during the six months ended June 30, 2022.
Noninterest income was $19.8 million for the six months ended June 30, 2022, a decrease of 19.3%, compared to $24.6 million for the same period in 2021. The decrease was due to the net loss on sale of securities AFS of $3.7 million for the six months ended June 30, 2022, compared to a net gain of $2.0 million for the same period in 2021 and a decrease in gain on sale of loans, partially offset by increases in other noninterest income, deposit services income and brokerage services income.
Noninterest expense was $63.3 million for the six months ended June 30, 2022, compared to $61.9 million for the same period in 2021, an increase of $1.4 million, or 2.2%. The increase was the result of increases in software and data processing expense, advertising, travel and entertainment expense, salaries and employee benefits, partially offset by a decrease in the amortization of intangibles.
Income tax expense decreased $1.2 million, or 15.6%, for the six months ended June 30, 2022, compared to the same period in 2021. Our ETR was approximately 11.3% and 12.1% for the six months ended June 30, 2022 and 2021, respectively. The lower ETR for the six months ended June 30, 2022, as compared to the same period in 2021, was primarily due to an increase in tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At June 30, 2022, we had $7.61 billion in total assets, compared to $7.26 billion at December 31, 2021 and $7.18 billion at June 30, 2021.
Loans at June 30, 2022 were $3.96 billion, an increase of $320.7 million, or 8.8%, compared to $3.64 billion at June 30, 2021. Our PPP loans, a component of the commercial loan category, decreased $129.1 million over that period due to forgiveness payments received for loans funded under the Coronavirus Aid, Relief, and Economic Security Act. Excluding PPP loans, total loans increased $449.8 million, or 12.8%, due to increases of $403.8 million in commercial real estate loans, $60.6 million in
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commercial loans (excluding PPP loans) and $39.8 million in municipal loans. The increases were partially offset by decreases of $37.7 million in 1-4 family residential loans, $9.1 million in loans to individuals and $7.6 million in construction loans. Excluding a $10.9 million decrease in PPP loans during the quarter, linked quarter loans increased $173.0 million, or 4.6%, due to increases of $112.1 million in commercial real estate loans, $38.7 million in commercial loans (excluding PPP loans), $30.3 million in construction loans and $2.1 million in municipal loans. These increases were partially offset by decreases of $7.1 million in 1-4 family residential loans and $3.1 million in loans to individuals.
Securities at June 30, 2022 were $2.82 billion, a decrease of $43.9 million, or 1.5%, compared to $2.86 billion at June 30, 2021. Linked quarter, securities increased $276.7 million, or 10.9%, from $2.54 billion at March 31, 2022, a result of purchases during the quarter that more than offset the sales of securities, principal payments and increase in the unrealized losses in the portfolio. During the second quarter, we transferred additional municipal securities, corporate bonds and U.S. Agency MBS with fair values of approximately $489.1 million, $95.3 million and $28.3 million, respectively, to held to maturity (“HTM”). All transfers from AFS to HTM were at the fair market value on the date of transfer. There was no impact to the income statement as a result of these transfers.
Deposits at June 30, 2022 were $6.25 billion, an increase of $1.09 billion, or 21.2%, compared to $5.16 billion at June 30, 2021. Linked quarter, deposits increased $178.0 million, or 2.9%, from $6.07 billion at March 31, 2022. During the three months ended June 30, 2022, brokered deposits decreased $15.9 million, or 2.4%, compared to March 31, 2022, and increased $602.2 million, or 1,047.8%, compared to June 30, 2021, associated with funding our cash flow hedge swaps in place of the Federal Home Loan Bank advances to obtain lower cost funding.
On March 1, 2022, our board of directors approved a Stock Repurchase Plan, authorizing the repurchase, from time to time, of up to 1.0 million shares of the Company’s outstanding common stock. Repurchases may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of the Exchange Act. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may suspend or discontinue the plan at any time. During the second quarter ended June 30, 2022, we purchased 223,901 shares of common stock at an average price of $39.49 pursuant to the Stock Repurchase Plan. Subsequent to June 30, 2022 and through July 21, 2022, we purchased 8,613 shares of common stock at an average price of $35.93 pursuant to the Stock Repurchase Plan.
Asset Quality
Nonperforming assets at June 30, 2022 were $11.8 million, or 0.16% of total assets, a decrease of $3.5 million, or 22.6%, compared to $15.3 million, or 0.21% of total assets, at June 30, 2021, and an increase from $11.5 million, or 0.16% of total assets, at March 31, 2022. During the three months ended June 30, 2022, nonaccrual loans increased $0.8 million, or 32.3%, partially offset by a decrease in troubled debt restructured loans of $0.5 million, or 5.8%.
The allowance for loan losses decreased to $35.4 million, or 0.89% of total loans, at June 30, 2022, compared to $42.9 million, or 1.18% of total loans, at June 30, 2021. The decrease was primarily due to an improved economic forecast and improved asset quality, offset slightly by continued economic uncertainty related to inflation and recessionary concerns. The allowance for loan losses was $35.5 million, or 0.93% of total loans, at March 31, 2022.
We recorded a reversal of provision for credit losses for loans of $0.1 million and a provision of $1.5 million for the three month periods ended June 30, 2022 and 2021, respectively, compared to a provision of $0.3 million for the three months ended March 31, 2022. Net recoveries were $37,000 for the three months ended June 30, 2022, compared to net charge-offs of $61,000 for the three months ended June 30, 2021 and $15,000 for the three months ended March 31, 2022. Net recoveries were $22,000 for the six months ended June 30, 2022, compared to net charge-offs of $0.2 million for the six months ended June 30, 2021.
We recorded a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.5 million and a provision of $0.2 million for the three month periods ended June 30, 2022 and 2021, respectively, compared to a provision of $28,000 for the three months ended March 31, 2022. For the six months ended June 30, 2022 and 2021, we recorded reversals of provision of $0.5 million and $2.6 million, respectively. The balance of the allowance for off-balance-sheet credit exposures at June 30, 2022 was $1.9 million and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a second quarter cash dividend of $0.34 per share on May 5, 2022, which was paid on June 2, 2022, to all shareholders of record as of May 19, 2022.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its second quarter ended June 30, 2022 financial results on Monday, July 25, 2022 at 11:00 a.m. CDT.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register.vevent.com/register/BI5d7ab17357d44179bd7d475623aa4f69 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $7.61 billion in assets as of June 30, 2022, that owns 100% of Southside Bank.  Southside Bank currently has 56 branches in Texas and operates a network of 74 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation, the impacts related to or resulting from Russia’s invasion of Ukraine and other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of the COVID-19 pandemic and related variants on our business, financial position, operations and prospects, including our ability to continue our business activities in certain communities we serve, the duration of the pandemic and its continued effects on local, national and global financial markets, a reduction in financial transactions and business activities resulting in decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, heightened inflation, labor shortages and interest rate increases by the Federal Reserve and other government actions in response to the pandemic, including regulations or laws enacted to counter the effects of the COVID-19 pandemic on the economy.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under “Part I - Item 1. Forward Looking Information” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2022		2021
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
ASSETS
Cash and due from banks	$111,099	$90,399	$91,120	$83,346	$92,047
Interest earning deposits	12,910	72,158	110,633	3,787	36,441
Federal funds sold	48,280	24,550	—	—	—
Securities available for sale, at estimated fair value	1,733,354	2,065,984	2,764,325	2,753,104	2,766,035
Securities held to maturity, at net carrying value	1,083,672	474,319	90,780	92,479	94,850
Total securities	2,817,026	2,540,303	2,855,105	2,845,583	2,860,885
Federal Home Loan Bank stock, at cost	13,726	3,757	14,375	27,248	28,081
Loans held for sale	815	1,576	1,684	1,131	2,510
Loans	3,963,041	3,800,916	3,645,162	3,647,585	3,642,346
Less: Allowance for loan losses	(35,449)	(35,524)	(35,273)	(38,022)	(42,913)
Net loans	3,927,592	3,765,392	3,609,889	3,609,563	3,599,433
Premises & equipment, net	142,772	142,880	142,509	142,736	142,835
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	5,687	6,273	6,895	7,553	8,248
Bank owned life insurance	132,675	131,923	131,232	130,522	116,886
Other assets	192,363	138,788	95,044	83,106	93,926
Total assets	$7,606,061	$7,119,115	$7,259,602	$7,135,691	$7,182,408

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,735,488	$1,630,056	$1,644,775	$1,596,781	$1,501,120
Interest bearing deposits	4,512,921	4,440,343	4,077,552	3,734,874	3,655,047
Total deposits	6,248,409	6,070,399	5,722,327	5,331,655	5,156,167
Other borrowings and Federal Home Loan Bank borrowings	212,179	34,067	367,257	679,928	745,151
Subordinated notes, net of unamortized debt issuance costs	98,604	98,569	98,534	98,500	197,312
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,262	60,261	60,260	60,259	60,258
Other liabilities	254,825	71,578	99,052	87,483	129,120
Total liabilities	6,874,279	6,334,874	6,347,430	6,257,825	6,288,008
Shareholders' equity	731,782	784,241	912,172	877,866	894,400
Total liabilities and shareholders' equity	$7,606,061	$7,119,115	$7,259,602	$7,135,691	$7,182,408

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2022		2021
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Income Statement:
Total interest income	$57,100	$53,873	$54,760	$55,076	$52,586
Total interest expense	6,022	4,967	5,359	6,870	6,939
Net interest income	51,078	48,906	49,401	48,206	45,647
Provision for (reversal of) credit losses	(633)	294	(3,421)	(5,071)	1,677
Net interest income after provision for (reversal of) credit losses	51,711	48,612	52,822	53,277	43,970
Noninterest income
Deposit services	6,496	6,628	6,855	6,779	6,609
Net gain (loss) on sale of securities available for sale	(2,177)	(1,543)	463	1,381	15
Gain on sale of loans	208	178	356	299	393
Trust fees	1,520	1,494	1,586	1,494	1,496
Bank owned life insurance	720	691	710	637	645
Brokerage services	1,098	809	907	846	850
Other	1,232	2,468	1,134	1,333	925
Total noninterest income	9,097	10,725	12,011	12,769	10,933
Noninterest expense
Salaries and employee benefits	20,329	19,969	20,067	19,777	20,004
Net occupancy	3,654	3,656	3,541	3,532	3,606
Advertising, travel & entertainment	716	737	876	579	475
ATM expense	356	281	345	311	272
Professional fees	1,147	927	849	1,135	1,040
Software and data processing	1,739	1,631	1,454	1,503	1,406
Communications	509	503	544	552	612
FDIC insurance	477	472	464	454	435
Amortization of intangibles	586	622	658	695	730
Loss on redemption of subordinated notes	—	—	—	1,118	—
Other	2,593	2,397	2,536	2,107	2,119
Total noninterest expense	32,106	31,195	31,334	31,763	30,699
Income before income tax expense	28,702	28,142	33,499	34,283	24,204
Income tax expense	3,297	3,146	4,812	4,977	2,887
Net income	$25,405	$24,996	$28,687	$29,306	$21,317

Common Share Data:
Weighted-average basic shares outstanding	32,119	32,357	32,311	32,465	32,632
Weighted-average diluted shares outstanding	32,251	32,537	32,487	32,556	32,799
Common shares outstanding end of period	32,108	32,294	32,352	32,273	32,675
Earnings per common share
Basic	$0.79	$0.77	$0.89	$0.90	$0.65
Diluted	0.79	0.77	0.88	0.90	0.65
Book value per common share	22.79	24.28	28.20	27.20	27.37
Tangible book value per common share (1)	16.35	17.86	21.77	20.74	20.97
Cash dividends paid per common share	0.34	0.34	0.39	0.33	0.33

Selected Performance Ratios:
Return on average assets	1.42%	1.40%	1.57%	1.61%	1.20%
Return on average shareholders’ equity	13.33	11.42	12.67	12.89	9.73
Return on average tangible common equity (1)	18.62	15.20	16.80	17.10	13.13
Average yield on earning assets (FTE) (1)	3.66	3.53	3.55	3.59	3.49
Average rate on interest bearing liabilities	0.52	0.44	0.46	0.59	0.60
Net interest margin (FTE) (1)	3.30	3.22	3.23	3.16	3.06
Net interest spread (FTE) (1)	3.14	3.09	3.09	3.00	2.89
Average earning assets to average interest bearing liabilities	144.54	141.93	141.21	138.86	137.85
Noninterest expense to average total assets	1.79	1.75	1.72	1.75	1.73
Efficiency ratio (FTE) (1)	47.74	48.15	47.61	47.92	50.31
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-7

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2022		2021
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Nonperforming Assets:	$11,815	$11,455	$11,609	$12,424	$15,269
Nonaccrual loans	3,119	2,357	2,536	3,013	5,154
Accruing loans past due more than 90 days	—	—	—	—	—
Troubled debt restructured loans	8,568	9,098	9,073	9,371	9,549
Other real estate owned	128	—	—	25	566
Repossessed assets	—	—	—	15	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.08%	0.06%	0.07%	0.08%	0.14%
Ratio of nonperforming assets to:
Total assets	0.16	0.16	0.16	0.17	0.21
Total loans	0.30	0.30	0.32	0.34	0.42
Total loans and OREO	0.30	0.30	0.32	0.34	0.42
Total loans, excluding PPP loans, and OREO	0.30	0.30	0.32	0.35	0.43
Ratio of allowance for loan losses to:
Nonaccruing loans	1,136.55	1,507.17	1,390.89	1,261.93	832.62
Nonperforming assets	300.03	310.12	303.84	306.04	281.05
Total loans	0.89	0.93	0.97	1.04	1.18
Total loans, excluding PPP loans	0.90	0.94	0.98	1.06	1.22
Net charge-offs (recoveries) to average loans outstanding	—	—	—	0.05	0.01

Capital Ratios:
Shareholders’ equity to total assets	9.62	11.02	12.57	12.30	12.45
Common equity tier 1 capital	12.83	13.67	14.17	14.07	14.38
Tier 1 risk-based capital	13.94	14.86	15.43	15.35	15.71
Total risk-based capital	16.38	17.50	18.15	18.18	20.95
Tier 1 leverage capital	10.34	10.39	10.33	10.14	10.21
Period end tangible equity to period end tangible assets (1)	7.10	8.35	9.99	9.66	9.82
Average shareholders’ equity to average total assets	10.64	12.28	12.42	12.51	12.38

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2022		2021
Loan Portfolio Composition	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Real Estate Loans:
Construction	$520,484	$490,166	$447,860	$422,095	$528,157
1-4 Family Residential	640,706	647,837	651,140	660,689	678,402
Commercial	1,834,734	1,722,577	1,598,172	1,605,132	1,430,900
Commercial Loans	428,974	401,144	418,998	443,708	497,513
Municipal Loans	457,239	455,155	443,078	427,259	417,398
Loans to Individuals	80,904	84,037	85,914	88,702	89,976
Total Loans	$3,963,041	$3,800,916	$3,645,162	$3,647,585	$3,642,346

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$35,524	$35,273	$38,022	$42,913	$41,454
Loans charged-off	(479)	(555)	(489)	(940)	(527)
Recoveries of loans charged-off	516	540	455	437	466
Net loans (charged-off) recovered	37	(15)	(34)	(503)	(61)
Provision for (reversal of) loan losses	(112)	266	(2,715)	(4,388)	1,520
Balance at end of period	$35,449	$35,524	$35,273	$38,022	$42,913

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$2,412	$2,384	$3,090	$3,773	$3,616
Provision for (reversal of) off-balance-sheet credit exposures	(521)	28	(706)	(683)	157
Balance at end of period	$1,891	$2,412	$2,384	$3,090	$3,773
Total Allowance for Credit Losses	$37,340	$37,936	$37,657	$41,112	$46,686
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2022	2021
Income Statement:
Total interest income	$110,973	$106,151
Total interest expense	10,989	14,201
Net interest income	99,984	91,950
Provision for (reversal of) credit losses	(339)	(8,472)
Net interest income after provision for (reversal of) credit losses	100,323	100,422
Noninterest income
Deposit services	13,124	12,734
Net gain on sale of securities available for sale	(3,720)	2,018
Gain on sale of loans	386	986
Trust fees	3,014	2,879
Bank owned life insurance	1,411	1,271
Brokerage services	1,907	1,630
Other	3,700	3,038
Total noninterest income	19,822	24,556
Noninterest expense
Salaries and employee benefits	40,298	40,048
Net occupancy	7,310	7,166
Advertising, travel & entertainment	1,453	912
ATM expense	637	510
Professional fees	2,074	2,031
Software and data processing	3,370	2,718
Communications	1,012	1,137
FDIC insurance	949	889
Amortization of intangibles	1,208	1,496
Other	4,990	5,026
Total noninterest expense	63,301	61,933
Income before income tax expense	56,844	63,045
Income tax expense	6,443	7,637
Net income	$50,401	$55,408

Common Share Data:
Weighted-average basic shares outstanding	32,237	32,730
Weighted-average diluted shares outstanding	32,394	32,860
Common shares outstanding end of period	32,108	32,675
Earnings per common share
Basic	$1.56	$1.69
Diluted	1.56	1.69
Book value per common share	22.79	27.37
Tangible book value per common share (1)	16.35	20.97
Cash dividends paid per common share	0.68	0.65

Selected Performance Ratios:
Return on average assets	1.41%	1.59%
Return on average shareholders’ equity	12.31	12.75
Return on average tangible common equity (1)	16.75	17.13
Average yield on earning assets (FTE) (1)	3.60	3.58
Average rate on interest bearing liabilities	0.48	0.62
Net interest margin (FTE) (1)	3.26	3.13
Net interest spread (FTE) (1)	3.12	2.96
Average earning assets to average interest bearing liabilities	143.24	136.72
Noninterest expense to average total assets	1.77	1.78
Efficiency ratio (FTE) (1)	47.94	50.38
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2022	2021
Nonperforming Assets:	$11,815	$15,269
Nonaccrual loans	3,119	5,154
Accruing loans past due more than 90 days	—	—
Troubled debt restructured loans	8,568	9,549
Other real estate owned	128	566
Repossessed assets	—	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.08%	0.14%
Ratio of nonperforming assets to:
Total assets	0.16	0.21
Total loans	0.30	0.42
Total loans and OREO	0.30	0.42
Total loans, excluding PPP loans, and OREO	0.30	0.43
Ratio of allowance for loan losses to:
Nonaccruing loans	1,136.55	832.62
Nonperforming assets	300.03	281.05
Total loans	0.89	1.18
Total loans, excluding PPP loans	0.90	1.22
Net charge-offs (recoveries) to average loans outstanding	—	0.01

Capital Ratios:
Shareholders’ equity to total assets	9.62	12.45
Common equity tier 1 capital	12.83	14.38
Tier 1 risk-based capital	13.94	15.71
Total risk-based capital	16.38	20.95
Tier 1 leverage capital	10.34	10.21
Period end tangible equity to period end tangible assets (1)	7.10	9.82
Average shareholders’ equity to average total assets	11.47	12.47
(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
Loan Portfolio Composition	2022	2021
Real Estate Loans:
Construction	$520,484	$528,157
1-4 Family Residential	640,706	678,402
Commercial	1,834,734	1,430,900
Commercial Loans	428,974	497,513
Municipal Loans	457,239	417,398
Loans to Individuals	80,904	89,976
Total Loans	$3,963,041	$3,642,346

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$35,273	$49,006
Loans charged-off	(1,034)	(1,322)
Recoveries of loans charged-off	1,056	1,088
Net loans (charged-off) recovered	22	(234)
Provision for (reversal of) loan losses	154	(5,859)
Balance at end of period	$35,449	$42,913

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$2,384	$6,386
Provision for (reversal of) off-balance-sheet credit exposures	(493)	(2,613)
Balance at end of period	$1,891	$3,773
Total Allowance for Credit Losses	$37,340	$46,686

Page-12

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	June 30, 2022			March 31, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,847,614	$39,088	4.07%	$3,703,980	$35,625	3.90%
Loans held for sale	1,776	18	4.07%	928	8	3.50%
Securities:
Taxable investment securities (2)	617,603	4,632	3.01%	644,706	4,608	2.90%
Tax-exempt investment securities (2)	1,653,871	13,599	3.30%	1,563,185	12,683	3.29%
Mortgage-backed and related securities (2)	417,057	3,238	3.11%	566,941	4,017	2.87%
Total securities	2,688,531	21,469	3.20%	2,774,832	21,308	3.11%
Federal Home Loan Bank stock, at cost, and equity investments	17,663	77	1.75%	20,677	113	2.22%
Interest earning deposits	77,894	125	0.64%	44,642	24	0.22%
Federal funds sold	37,343	79	0.85%	8,651	4	0.19%
Total earning assets	6,670,821	60,856	3.66%	6,553,710	57,082	3.53%
Cash and due from banks	100,231			107,144
Accrued interest and other assets	446,136			607,235
Less: Allowance for loan losses	(35,895)			(35,636)
Total assets	$7,181,293			$7,232,453
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$670,187	326	0.20%	$652,394	273	0.17%
Certificates of deposits	518,104	578	0.45%	563,599	594	0.43%
Interest bearing demand accounts	3,175,385	3,360	0.42%	3,097,966	2,370	0.31%
Total interest bearing deposits	4,363,676	4,264	0.39%	4,313,959	3,237	0.30%
Federal Home Loan Bank borrowings	55,990	224	1.60%	122,783	366	1.21%
Subordinated notes, net of unamortized debt issuance costs	98,586	1,000	4.07%	98,552	998	4.11%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,262	471	3.13%	60,261	356	2.40%
Repurchase agreements	30,055	18	0.24%	21,494	10	0.19%
Other borrowings	6,549	45	2.76%	467	—	—
Total interest bearing liabilities	4,615,118	6,022	0.52%	4,617,516	4,967	0.44%
Noninterest bearing deposits	1,702,985			1,642,973
Accrued expenses and other liabilities	98,870			84,009
Total liabilities	6,416,973			6,344,498
Shareholders’ equity	764,320			887,955
Total liabilities and shareholders’ equity	$7,181,293			$7,232,453
Net interest income (FTE)		$54,834			$52,115
Net interest margin (FTE)			3.30%			3.22%
Net interest spread (FTE)			3.14%			3.09%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2022 and March 31, 2022, loans totaling $3.1 million and $2.4 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2021			September 30, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,668,767	$36,740	3.97%	$3,662,496	$37,744	4.09%
Loans held for sale	1,980	11	2.20%	1,640	12	2.90%
Securities:
Taxable investment securities (2)	590,104	4,215	2.83%	532,679	3,853	2.87%
Tax-exempt investment securities (2)	1,508,196	12,699	3.34%	1,453,275	12,315	3.36%
Mortgage-backed and related securities (2)	650,685	4,394	2.68%	738,287	4,405	2.37%
Total securities	2,748,985	21,308	3.08%	2,724,241	20,573	3.00%
Federal Home Loan Bank stock, at cost, and equity investments	38,832	175	1.79%	39,786	111	1.11%
Interest earning deposits	43,841	22	0.20%	39,382	24	0.24%
Total earning assets	6,502,405	58,256	3.55%	6,467,545	58,464	3.59%
Cash and due from banks	103,126			99,113
Accrued interest and other assets	662,654			684,917
Less: Allowance for loan losses	(38,317)			(43,052)
Total assets	$7,229,868			$7,208,523
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$624,377	264	0.17%	$598,118	249	0.17%
Certificates of deposit	632,150	681	0.43%	629,718	789	0.50%
Interest bearing demand accounts	2,558,289	1,289	0.20%	2,496,037	1,196	0.19%
Total interest bearing deposits	3,814,816	2,234	0.23%	3,723,873	2,234	0.24%
Federal Home Loan Bank borrowings	609,310	1,758	1.14%	656,474	1,865	1.13%
Subordinated notes, net of unamortized debt issuance costs	98,517	1,011	4.07%	195,204	2,417	4.91%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,259	345	2.27%	60,258	345	2.27%
Repurchase agreements	21,874	11	0.20%	21,634	9	0.17%
Total interest bearing liabilities	4,604,776	5,359	0.46%	4,657,443	6,870	0.59%
Noninterest bearing deposits	1,637,914			1,551,298
Accrued expenses and other liabilities	88,982			97,954
Total liabilities	6,331,672			6,306,695
Shareholders’ equity	898,196			901,828
Total liabilities and shareholders’ equity	$7,229,868			$7,208,523
Net interest income (FTE)		$52,897			$51,594
Net interest margin (FTE)			3.23%			3.16%
Net interest spread (FTE)			3.09%			3.00%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2021 and September 30, 2021, loans totaling $2.5 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2021
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,706,959	$36,429	3.94%
Loans held for sale	1,846	13	2.82%
Securities:
Taxable investment securities (2)	396,504	2,921	2.95%
Tax-exempt investment securities (2)	1,363,678	11,585	3.41%
Mortgage-backed and related securities (2)	847,206	4,647	2.20%
Total securities	2,607,388	19,153	2.95%
Federal Home Loan Bank stock, at cost, and equity investments	35,883	108	1.21%
Interest earning deposits	43,175	17	0.16%
Total earning assets	6,395,251	55,720	3.49%
Cash and due from banks	90,735
Accrued interest and other assets	656,245
Less: Allowance for loan losses	(41,768)
Total assets	$7,100,463
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$571,907	231	0.16%
Certificates of deposit	658,708	936	0.57%
Interest bearing demand accounts	2,459,335	1,172	0.19%
Total interest bearing deposits	3,689,950	2,339	0.25%
Federal Home Loan Bank borrowings	669,633	1,817	1.09%
Subordinated notes, net of unamortized debt issuance costs	197,284	2,423	4.93%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,257	349	2.32%
Repurchase agreements	22,024	11	0.20%
Total interest bearing liabilities	4,639,148	6,939	0.60%
Noninterest bearing deposits	1,485,383
Accrued expenses and other liabilities	97,137
Total liabilities	6,221,668
Shareholders’ equity	878,795
Total liabilities and shareholders’ equity	$7,100,463
Net interest income (FTE)		$48,781
Net interest margin (FTE)			3.06%
Net interest spread (FTE)			2.89%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2021, loans totaling $5.2 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,776,194	$74,713	3.99%	$3,670,708	$73,183	4.02%
Loans held for sale	1,354	26	3.87%	2,321	33	2.87%
Securities:
Taxable investment securities (2)	631,079	9,240	2.95%	346,514	5,244	3.05%
Tax-exempt investment securities (2)	1,608,779	26,282	3.29%	1,332,507	22,761	3.44%
Mortgage-backed and related securities (2)	491,585	7,255	2.98%	893,752	10,735	2.42%
Total securities	2,731,443	42,777	3.16%	2,572,773	38,740	3.04%
Federal Home Loan Bank stock, at cost, and equity investments	19,161	190	2.00%	35,760	244	1.38%
Interest earning deposits	61,360	149	0.49%	37,205	32	0.17%
Federal funds sold	23,077	83	0.73%	—	—	—
Total earning assets	6,612,589	117,938	3.60%	6,318,767	112,232	3.58%
Cash and due from banks	103,669			88,696
Accrued interest and other assets	522,167			666,280
Less: Allowance for loan losses	(35,766)			(45,483)
Total assets	$7,202,659			$7,028,260
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$661,339	599	0.18%	$544,696	440	0.16%
Certificates of deposit	540,726	1,172	0.44%	697,190	2,165	0.63%
Interest bearing demand accounts	3,136,890	5,730	0.37%	2,401,140	2,331	0.20%
Total interest bearing deposits	4,338,955	7,501	0.35%	3,643,026	4,936	0.27%
Federal Home Loan Bank borrowings	89,202	590	1.33%	698,413	3,725	1.08%
Subordinated notes, net of unamortized debt issuance costs	98,569	1,998	4.09%	197,268	4,818	4.93%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,261	827	2.77%	60,256	700	2.34%
Repurchase agreements	25,798	28	0.22%	22,769	22	0.19%
Other borrowings	3,525	45	2.57%	—	—	—
Total interest bearing liabilities	4,616,310	10,989	0.48%	4,621,732	14,201	0.62%
Noninterest bearing deposits	1,673,145			1,437,468
Accrued expenses and other liabilities	87,408			92,802
Total liabilities	6,376,863			6,152,002
Shareholders’ equity	825,796			876,258
Total liabilities and shareholders’ equity	$7,202,659			$7,028,260
Net interest income (FTE)		$106,949			$98,031
Net interest margin (FTE)			3.26%			3.13%
Net interest spread (FTE)			3.12%			2.96%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2022 and 2021, loans totaling $3.1 million and $5.2 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-16

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Six Months Ended
	2022		2021			2022	2021
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$25,405	$24,996	$28,687	$29,306	$21,317	$50,401	$55,408
After-tax amortization expense	463	491	520	549	577	954	1,182
Adjusted net income available to common shareholders	$25,868	$25,487	$29,207	$29,855	$21,894	$51,355	$56,590

Average shareholders' equity	$764,320	$887,955	$898,196	$901,828	$878,795	$825,796	$876,258
Less: Average intangibles for the period	(207,163)	(207,774)	(208,412)	(209,097)	(209,808)	(207,467)	(210,183)
Average tangible shareholders' equity	$557,157	$680,181	$689,784	$692,731	$668,987	$618,329	$666,075

Return on average tangible common equity	18.62%	15.20%	16.80%	17.10%	13.13%	16.75%	17.13%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$731,782	$784,241	$912,172	$877,866	$894,400	$731,782	$894,400
Less: Intangible assets at end of period	(206,803)	(207,389)	(208,011)	(208,669)	(209,364)	(206,803)	(209,364)
Tangible common shareholders' equity at end of period	$524,979	$576,852	$704,161	$669,197	$685,036	$524,979	$685,036

Total assets at end of period	$7,606,061	$7,119,115	$7,259,602	$7,135,691	$7,182,408	$7,606,061	$7,182,408
Less: Intangible assets at end of period	(206,803)	(207,389)	(208,011)	(208,669)	(209,364)	(206,803)	(209,364)
Tangible assets at end of period	$7,399,258	$6,911,726	$7,051,591	$6,927,022	$6,973,044	$7,399,258	$6,973,044

Period end tangible equity to period end tangible assets	7.10%	8.35%	9.99%	9.66%	9.82%	7.10%	9.82%

Common shares outstanding end of period	32,108	32,294	32,352	32,273	32,675	32,108	32,675
Tangible book value per common share	$16.35	$17.86	$21.77	$20.74	$20.97	$16.35	$20.97

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$51,078	$48,906	$49,401	$48,206	$45,647	$99,984	$91,950
Tax equivalent adjustments:
Loans	762	745	740	722	722	1,507	1,458
Tax-exempt investment securities	2,994	2,464	2,756	2,666	2,412	5,458	4,623
Net interest income (FTE) (1)	54,834	52,115	52,897	51,594	48,781	106,949	98,031
Noninterest income	9,097	10,725	12,011	12,769	10,933	19,822	24,556
Nonrecurring income (2)	2,177	706	(463)	(1,381)	(15)	2,883	(2,018)
Total revenue	$66,108	$63,546	$64,445	$62,982	$59,699	$129,654	$120,569

Noninterest expense	$32,106	$31,195	$31,334	$31,763	$30,699	$63,301	$61,933
Pre-tax amortization expense	(586)	(622)	(658)	(695)	(730)	(1,208)	(1,496)
Nonrecurring expense (3)	39	22	8	(888)	64	61	300
Adjusted noninterest expense	$31,559	$30,595	$30,684	$30,180	$30,033	$62,154	$60,737

Efficiency ratio	50.61%	50.71%	50.34%	50.64%	53.09%	50.66%	53.05%
Efficiency ratio (FTE) (1)	47.74%	48.15%	47.61%	47.92%	50.31%	47.94%	50.38%

Average earning assets	$6,670,821	$6,553,710	$6,502,405	$6,467,545	$6,395,251	$6,612,589	$6,318,767

Net interest margin	3.07%	3.03%	3.01%	2.96%	2.86%	3.05%	2.93%
Net interest margin (FTE) (1)	3.30%	3.22%	3.23%	3.16%	3.06%	3.26%	3.13%

Net interest spread	2.91%	2.89%	2.88%	2.79%	2.70%	2.90%	2.77%
Net interest spread (FTE) (1)	3.14%	3.09%	3.09%	3.00%	2.89%	3.12%	2.96%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale and other investment income or loss in the periods where applicable.
(3)These adjustments may include loss on redemption of subordinated notes, foreclosure expenses and branch closure expenses, in the periods where applicable.
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